Exhibit 10.1

EIGHTH AMENDMENT TO OFFICE LEASE AGREEMENT
This EIGHTH AMENDMENT TO LEASE (“Amendment”), dated for reference purposes only as of the 2 day of August, 2018, is entered into by and between KBSIII Towers at Emeryville, LLC, a Delaware limited liability company (“Landlord”), and ADAMAS PHARMACEUTICALS, INC., a Delaware corporation (formerly known as Neuromolecular Pharmaceuticals, Inc.) (“Tenant”).
W I T N E S S E T H:
Landlord (as successor to Emeryville Office, L.L.C. and NOP Watergate, LLC) and Tenant are parties to that certain Office Lease Agreement dated October 25, 2006 (the “Original Lease”), which Original Lease has previously been amended by that certain: (i) First Amendment to Lease dated April 29, 2009 (the “First Amendment”), (ii) Second Amendment to Office Lease Agreement dated January 18, 2011 (the “Second Amendment”), (iii) Third Amendment to Lease dated June 17, 2011 (the “Third Amendment”), (iii) Fourth Amendment to Lease dated January 31, 2013 (the “Fourth Amendment”), (iv) Fifth Amendment to Lease dated May 23, 2014 (the “Fifth Amendment”), and (v) Sixth Amendment to Lease dated October 27, 2015 (the “Sixth Amendment” ); and (vii) Seventh Amendment to Lease dated January 16, 2018 (the “Seventh Amendment” ) (the Original Lease, as so amended, is referred to herein collectively as the “Lease”). and
WHEREAS, Tenant is to receive certain free rent under the Lease; and
WHEREAS, Landlord and Tenant have agreed that Landlord shall have the right to “buy back” such free rent from Tenant as more particularly set forth below; and
NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease, the Lease, effective as of the Effective Date, is hereby modified and amended as set out below:
1.    All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Eighth Amendment.
2.    As set forth in the Lease, commencing on month 1, (which is estimated to be on or around September 1, 2018) and continuing for three (3) month(s), Tenant is to receive an abatement of Basic Annual Rent in the total amount of $479,731.50 (“Basic Rental Abatement”). Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall pay to Tenant a sum equal to the total Basic Rental Abatement amount and following receipt of such amount, the Basic Annual Rent under the Lease shall no longer be abated for the Abatement Period and Tenant shall pay Basic Annual Rent during such period without abatement.
3.    With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Eighth

Amendment and the terms and provisions of the Lease, the terms and provisions of this Eighth Amendment shall supersede and control.
4.    This Eighth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate the execution of this Eighth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.
IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Office Lease Agreement to be effective as of the Effective Date.
Landlord:
KBSIII TOWERS AT EMERYVILLE, LLC,
a Delaware limited liability company

By: KBS Capital Advisors, LLC,
a Delaware limited liability company
Its: Authorized Agent

By:	/s/ Brent Carroll
Name:	Brent Carroll
Title:	Senior Vice President
Date Signed:	August 2, 2018

Tenant:
ADAMAS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Alf G. Merriweather
Name:	Alf G. Merriweather
Title:	Chief Financial Officer

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